Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-264515), as amended by this Amendment No. 1, of  PLBY Group, Inc. of our audit report of Playboy Enterprises, Inc. as of and for the year ended December 31, 2020, with a report date of March 31, 2021. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Prager Metis CPAs LLP

Prager Metis CPAs LLP

El Segundo, California

June 7, 2022